Exhibit 10.4

SECURITY PURCHASE AGREEMENT
This Security Purchase Agreement (this “Agreement”) is made as of January 31, 2020 (the “Effective Date”) by and between Amyris, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Annex A hereto, (the “Purchasers”).
1.Issuance of Securities. Effective as the Effective Date, the Company will issue and sell to the Purchasers an aggregate of (i) [________] shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”) and (ii) rights (the “Rights”) to purchase up to an aggregate [________] shares of the Company’s Common Stock at a purchase price per share equal to $2.87 (the “Right Shares” and, together with the Shares and the Rights, the “Securities”), in each case as specified on Annex A hereto. The Purchasers will purchase the Securities at a price of $2.87 per Security (the “Purchase Price”) in cash, which price has been determined by the Company’s Board of Directors to be the fair market value per share of the Shares. The total purchase price payable by the Purchasers for the Securities is $[________] (the “Total Purchase Price”). The portion of the Total Purchase Price and the Securities issuable to each Purchaser are as set forth on the signature pages to this Agreement of each such Purchaser.
2.    Closing and Delivery.
(a)    Closing. The closing (“Closing”) of the transactions contemplated hereby shall be held at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 within two Business Days after the conditions set forth in Section 6 have been satisfied or waived (such date, the “Closing Date”), or at such other time and place as the Company and the Purchasers mutually agree upon. “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
(b)    Delivery. At the Closing, the Company shall grant the Right to the Purchaser and the Purchasers shall pay the Company the applicable Total Purchase Price in immediately available funds. Promptly following the Closing, the Company shall deliver to each Purchaser a single stock certificate representing the number of Shares purchased by such Purchaser, such stock certificate to be registered in the name of such Purchaser, or in such nominee’s or nominees’ name(s) as designated by such Purchaser in writing, against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing to the Purchasers.
3.      Right to Issue Shares.
(a)    General. In connection with the issuance and sale of the Shares, the Company shall issue the Purchaser the Right to receive the Right Shares in accordance with Section 1 hereof, which Right shall have such terms and conditions as set forth in this Section 3.
(b)    Termination Date. The Right shall terminate upon the twelve (12) month anniversary of the Closing (the “Right Termination Date”).

(c)    Exercise of Right of Issuance of Shares. Subject to the terms hereof, the exercise of the Right may be made, in whole or in part, at any time or times on or after the Closing Date and on or before the Right Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Purchaser at the address of the Purchaser appearing on the books of the Company) of a duly executed PDF copy of the Notice of Issuance Form annexed hereto as Exhibit A (each, a “Notice of Issuance”, and the corresponding date thereof, the “Exercise Date”). Within two (2) trading days following the Exercise Date, the Purchaser shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. Partial exercises of the Right resulting in issuances of a portion of the total number of Right Shares available thereunder shall have the effect of lowering the outstanding number of Right Shares issuable thereunder in an amount equal to the applicable number of Right Shares issued. The Purchaser and the Company shall maintain records showing the number of Right Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within one (1) trading day of receipt of such notice. The Purchaser acknowledges and agrees that, by reason of the provisions of this paragraph, following each exercise of the Right issued hereunder and the issuance of a portion of the Right Shares pursuant thereto, the number of Right Shares available for issuance pursuant to the Right issued hereunder at any given time may be less than the amount stated in the recitals hereof.
(d)    Delivery of Right Shares. The Right Shares issued hereunder shall be transmitted through the Company’s transfer agent (the “Transfer Agent”) to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC through its DWAC system if the Company is then a participant in such system, and otherwise by physical delivery to the address specified by the Purchaser in the Notice of Issuance by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Deadline”); provided that, if the Company does not have an effective registration statement covering the Right Shares on the Exercise Date, the Right Shares shall be delivered in the manner set forth in Section 2(b) of this Agreement. The Right Shares shall be deemed to have been issued, and Purchaser or any other person so designated to be named therein shall be deemed to have become the Purchaser of record of such shares for all purposes, as of the date the Right has been exercised and the purchase price of the Right has been delivered to the Company.
(e)    Charges, Taxes and Expenses. Issuance of Right Shares shall be made without charge to the Purchaser for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Purchaser. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.
(f)    Authorized Shares. The Company covenants that, during the period the Right is outstanding, it will, to the extent it has authorized shares available under its Restated Certificate of Incorporation, as amended (the “Charter”), reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Right Shares upon the exercise of the Right; and that the Company shall, at its first annual meeting of stockholders following the Closing, seek an increase in the authorized shares available for issuance under the Charter so that the Company may reserve a sufficient number of shares to provide for the issuance of the Right Shares upon the exercise of the Right (the “Authorized Shares Stockholder Approval”). The Company further covenants that its issuance of the Right shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Right Shares upon the due exercise of the Right. The Company will take all such reasonable action as may be necessary to assure that such Right Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Nasdaq Global Select Market. The Company covenants that all Right Shares which may be issued upon the exercise of the Right will, upon exercise of the Right, subject to the Authorized Shares Stockholder Approval, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
(g)    Impairment. Except and to the extent as waived or consented to by the Purchaser, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Purchaser as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Right Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Right Shares upon the exercise of the Right and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.
(h)    Authorizations. Before taking any action which would result in an adjustment in the number of Right Shares for which the Right provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
(i)     Stock Exchange Limitation. To the extent required by the Nasdaq Listing Standard Rules, the Company shall obtain stockholder approval for the issuance of shares of Common Stock issuable upon exercise of the Right. In no event shall the Company be obligated to issue shares of Common Stock upon exercise of the Right to the extent such issuance would breach the Company’s obligations under the Nasdaq Listing Standard Rules.
(j)    Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Right, pursuant to the terms hereof.
(k)    Stock Dividends and Splits. If the Company, at any time while the Right exists: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common

Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Right Shares issuable upon exercise of the Right shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(k) shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Purchaser of the termination of such proposed declaration or distribution as to any unexercised portion of the Right at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
(l)    Compensation for Buy-In on Failure to Timely Deliver Right Shares. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either (x) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Purchaser (or its designee) a certificate for the number of shares of Common Stock to which the Purchaser is entitled and register such shares of Common Stock on the Company’s share register or, (y) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Purchaser or the Purchaser’s designee with DTC for such number of shares of Common Stock to which the Purchaser is entitled upon the Purchaser’s exercise of a Right (a “Delivery Failure”), and if on or after such Share Delivery Deadline the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Purchaser is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure (a “Buy-In”), then, in addition to all other remedies available to the Purchaser, the Company shall, within two (2) Business Days after receipt of the Purchaser’s request and in the Purchaser’s discretion, either: (I) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Purchaser) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Purchaser or such Purchaser’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Purchaser is entitled upon the Purchaser’s exercise of the Right hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Purchaser a certificate or certificates representing such shares of Common Stock or credit the balance account of such Purchaser or such Purchaser’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Purchaser is entitled upon the Purchaser’s exercise of Right hereunder (as the case may be) and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Last Reported Sale Price of the Common Stock on any Trading Day (as defined in the New Note) during the period commencing on the date of the applicable Notice of Issuance and ending on the date of such issuance and payment under this clause (II). Nothing shall limit the Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of the Right as required pursuant to the terms hereof. All determinations of the Last Reported Sale Price shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.
(m)    Notice to Allow Exercise of Right. If at any time while the Right remains outstanding, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all Purchasers of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Purchaser at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such material, non-public information regarding the Company or any of its subsidiaries contained in such notice with the SEC pursuant to a Current Report on Form 8-K.
(n)    No Rights as Stockholder Until Exercise. The Right does not entitle the Purchaser to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.
(o)    Transferability. The Right and all rights hereunder are not transferable, in whole or in part.
4.    Company Representations. The Company represents and warrants to the Purchasers as of the date hereof and as of the Closing Date as follows:
(a)    Organization and Standing. The Company is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company or the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”).
(b)    Power. The Company has all requisite power to execute and deliver this Agreement, to sell and issue the Securities hereunder, and to carry out and perform its obligations under the terms of this Agreement and the Rights.
(c)    Authorization. The execution, delivery, and performance of this Agreement by the Company has been duly authorized by all requisite action on the part of the Company and its officers, directors and stockholders, and this Agreement constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Enforceability Exceptions”).
(d)    Consents and Approvals. Except for any Current Report on Form 8-K, or Notice of Exempt Offering of Securities on Form D to be filed by the Company in connection with the transaction contemplated hereby and any required filing with the Nasdaq Stock Market, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transaction contemplated by this Agreement. Assuming the accuracy of the representations of the Purchasers in Section 5 , no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including The Nasdaq Stock Market), or other governmental body is required for the execution and delivery of this Agreement, the valid issuance, sale and delivery of the Securities to be sold pursuant to this Agreement other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities.
(e)    Non-Contravention. The execution and delivery of this Agreement, the issuance, sale and delivery of the Securities to be sold by the Company under this Agreement, the performance by the Company of its obligations under this Agreement and/or the consummation of the transaction contemplated hereby will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or its properties may be bound or affected, (ii) the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof, the Company’s Bylaws, as amended and as in effect on the date hereof, or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The Nasdaq Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject. For purposes of this Section 3(e), the term “material” shall apply to agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound involving obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 in a 12-month period.
(f)    Shares. The Shares are duly authorized and when issued pursuant to the terms of this Agreement will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed. Except as disclosed in reports, schedules, forms, proxy statements, statements and other documents filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, during the two (2) years prior to the date hereof (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), the issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.
(g)    Authorization of the Right Shares. The Right Shares issuable in connection with the Rights, following the Authorized Shares Stockholder Approval, will be duly authorized and reserved for issuance upon exercise by all necessary corporate action and such shares, when issued in accordance with the terms of the Rights, will be validly issued and will be fully paid and non-assessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Right Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed. Except as set forth in the SEC Documents, the issuance and delivery of the Right Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

(h)    Lavvan Agreement. The Research, Collaboration and License Security Agreement between the Company and Lavvan, Inc., dated as of March 18, 2019 remains in full force and effect as of the date hereof.
(i)    No Registration. Assuming the accuracy of each of the representations and warranties of the Purchasers, the issuance by the Company of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).
5.    Investment Representations. In connection with the receipt of the Securities pursuant to this Agreement, each Purchaser represents to the Company as of the date hereof and as of the Closing Date as follows:
(a)    The execution, delivery and performance by Purchaser of this Agreement do not and will not contravene or constitute a default under, or violation of, or be subject to penalties under, (i) any agreement (or require the consent of any party under any such agreement that has not been made or obtained) to which Purchaser is a party, or (ii) any judgment, injunction, order, decree or other instrument binding upon Purchaser, except where such contravention, default, violation or failure to obtain a consent, individually or in the aggregate, would not reasonably be expected to impair Purchaser’s ability to perform fully any obligation which Purchaser has or will have under this Agreement.
(b)    Purchaser understands the definition of the term “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, and qualifies as an accredited investor.
(c)    Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is acquiring the Securities for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Securities to any other person or entity in such a “distribution.”
(d)    Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.
(e)    Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.
(f)    By reason of his business and financial experience, Purchaser has the ability to protect her own interests in connection with the purchase of the Securities.
6.    Closing Conditions. The obligations of the Company to deliver the Securities and Purchasers to purchase the Securities on the Closing Date is subject to the satisfaction of each of the following conditions:

(a)    Company Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate as of such specified date). The Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
(b)    Purchaser Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate as of such specified date). Each Purchaser shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
(c)    No Material Adverse Effect. Since the date of execution of this Agreement, no event or series of events shall have occurred that would reasonably be expected to result in a Material Adverse Effect.
(d)    Minimum Funding. Since January 20, 2020, the Company shall have executed stock purchase agreements and/or warrant exercise amendment agreements providing for the exercise of such warrants no later than January 31, 2020 reflecting an aggregate cash proceeds to the Company (including this Agreement) of at least $35.0 million.
7.    Restrictive Legends and Stop-Transfer Orders.
The certificate or certificates representing the Securities shall bear such legends as the Company deems to be required for the purpose of compliance with applicable Federal or state securities laws or as otherwise required by law.
8.    Registration Rights.
(a)    Within 30 calendar days of the date hereof (the “Filing Deadline”), the Company shall file with the SEC a registration statement on Form S-1 or Form S-3, as applicable (an “Initial Registration Statement”) providing for the resale by the Purchaser of the Shares and the Right Shares (the “Registrable Securities”). The Company shall use commercially reasonable efforts to (i) cause the Initial Registration Statement to become effective within 120 days (150 days if reviewed by the SEC) following the date hereof (the “Effectiveness Deadline” and, the date on which the Registration Statement becomes effective, the “Registration Statement Effectiveness”) and (ii) keep the Initial Registration Statement effective at all times until (x) the Purchaser does not beneficially own any Registrable Securities or (y) the Registrable Securities may be resold by the Purchaser under Rule 144 of the Securities Act without volume limitations.
(b)    In the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Purchasers thereof, (ii) use its reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (iii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities on the Initial Registration Statement. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its commercially reasonable efforts to file with the SEC one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). For the purposes of this Agreement, “Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements) and amendments and supplements to such Registration Statements, including post-effective amendments.
(c)    All expenses incurred by the Company in complying with Section 8 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company and one counsel for the Purchasers, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Purchaser) shall be borne by the Company.
(d)    The Company further agrees that, in the event that (i) the Initial Registration Statement or the New Registration Statement, as applicable, has not been declared effective by the SEC by the Effectiveness Deadline, (ii) after such Registration Statement is declared effective by the SEC, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective or (B) the Purchasers are not permitted to utilize the prospectus therein to resell such Registrable Securities or (iii) after the date six months following the Closing Date, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as a result of which the Purchasers who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto) (each such event referred to in clauses (i) through (iii), a “Registration Default” and, for purposes of such clauses, the date on which such Registration Default occurs, a “Default Date”), then in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Default Date and on each monthly anniversary of each such Default Date (if the applicable Registration

Default shall not have been cured by such date) until the applicable Registration Default is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.0% of the aggregate Purchase Price paid by such Purchaser pursuant to this Agreement for any Registrable Securities held by such Purchaser on the Default Date; provided, however, that if a Purchaser fails to provide the Company with any information requested by the Company that is required to be provided in such Registration Statement with respect to such Purchaser as set forth herein, then, for purposes of this Section, the Filing Deadline or Effectiveness Deadline, as applicable, for a Registration Statement with respect to such Purchaser shall be extended until five (5) Business Days following the date of receipt by the Company of such required information from such Purchaser; and in no event shall the Company be required hereunder to pay to any Purchaser pursuant to this Agreement an aggregate amount that exceeds 5.0% of the Total Purchase Price paid by such Purchaser for such Purchaser’s Securities. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Registration Default, except in the case of the first Default Date. The Company shall deliver said cash payment to the Purchaser by the fifth (5th) Business Day after the date payable. If the Company fails to pay said cash payment to any Purchaser in full by the fifth (5th) Business Day after the date payable, the Company will pay interest thereon at a rate of 5.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law, and calculated on the basis of a year consisting of 360 days) to such Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, nothing shall preclude any Purchaser from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section in accordance with applicable law. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable to a Purchaser with respect to any period during which all of such Purchaser’s Registrable Securities may be sold by such Purchaser without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).
9.    Miscellaneous.
(a)    Securities Laws Disclosure; Publicity. On or before the 8:30 a.m., New York local time, on the Business Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement and any other material, non-public information that the Company may have provided any Purchaser at any time prior to the issuance of the Press Release. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the Press Release. On or before the fourth (4th) Business Day following the date hereof, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement, and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. The Company shall not otherwise publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the SEC (other than in a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic report or current report filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.
(b)    This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
(c)    This Agreement may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
(d)    The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of each Purchaser under this Agreement may only be assigned with the prior written consent of the Company.
[Signature Pages Follow]

The undersigned has executed this Agreement as of the date first set forth above.

THE COMPANY:
AMYRIS, INC.
By:
(Signature)
Name:
Title:
Address: [________] Attention: [________] Facsimile: [________] Email: [________]

[Signature Page to Securities Purchase Agreement]

The undersigned has executed this Agreement as of the date first set forth above.

PURCHASER:
[________]
(Signature)
Name:
Title:
Shares: [________] Right Shares: [________] Purchase Price: [________]

[Signature Page to Securities Purchase Agreement]